Exhibit 4.1

CLASS A COMMON STOCK
1337
THIS CERTIFICATE TRANSFERABLE IN CHARLOTIE,NORTH CAROLINA OR NEW VORK, NEW VORK
CUSIP 293639 10 0
SEE REVERSE FOR CERTAIN DEFINITIONS
ENTERCOM COMMUNICATIONS CORP.
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA
THIS CERTIFIES THAT
SPECIMEN
IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE OF $0.01 PER SHARE. OF
ENTERCOM COMMUNICATIONS CORP.
SECRETARY
CHIEF EXECUTIVE OFFICER
ENTERCOM COMMUNICATIONS CORP
CORPORATE SEAL 1968
PENNSYLVANIA

ENTERCOM COMMUNICATIONS CORP.
The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, limitations and relative, participating, optional or other special rights of the shares of each class authorized to be issued, the qualifications, limitations and restrictions of such preferences and rights, the variations in the relative rights and preferences between shares of any series of any authorized preferred class so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any such preferred class.
RESTRICTIONS ON TRANSFER AND VOTING: The Certificate of Incorporation of the Corporation provides that, to the extent prohibited by law, (i) the Corporation shall not issue in excess of 25% of its capital stock outstanding at any time to or for the account of any Alien or Aliens; (ii) the Corporation shall not permit the transfer on its books of any of its capital stock to or for the account of any Alien if, after giving effect to such transfer, the capital stock held by or for the account of any Alien or Aliens would exceed 25% of the Corporation’s capital stock outstanding at any time; and (iii) no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (A) the total number of shares of capital stock o j the Corporation outstanding and entitled to vote at any time and from time to time, or (B) the total voting power of all the shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time. The term “Alien” means any person who is a citizen of a country other than the United States; any entity organized under the laws of a government other than the government of the United States or any state, territory or possession thereof; a government other than the government of the United States, or any state, territory or possession thereof; or a representative of, or an individual or entity controlled by, any of the foregoing. The Company’s Board of Directors is authorized to take such action, including requiring redemption of shares of Common Stock, to ensure the Company’s compliance with the Alien ownership restrictions in effect from time to time.
TEN COM- as tenants in common
UNIF GIFT MIN ACT-     _ Custodian _
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with
right of survivorship and
(Gust)
Under Uniform Gifts to Minors
(Minor)
not as tenants in common
Act
(State)
Additional abbreviations may also be used though not in the above list.
NOTICE: THE SIGNATUAE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITIEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
THE SIGNATURE($) SHOULD BE GUARANTEED BY AN EUGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.